UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 8, 2010 (December 8, 2010)

VIRTUAL MEDICAL INTERNATIONAL, INC.
formerly QE Brushes, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53941
(Commission File No.)

469 St. Pierre Rd.
Los Angeles, CA 90077
(Address of principal executive offices and Zip Code)

310-346-6020
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 7, 2010, we entered into an agreement with Entertainment Arts Research, Inc., a Nevada corporation, (“EARI”) wherein we agreed to acquire all of the issued and outstanding shares of common stock of Explain My Surgery, Inc., a Nevada corporation (“EMSI”) from EARI in consideration of issuing 23,401,600 restricted shares of our common stock to EARI.  Currently, there are 23,401,600 shares of EMSI outstanding, all of which are owned by EARI.  As part of the transaction we will change our business direction to that of EMSI which is the design and operation of an Internet based pre-operation consulting system. Under the terms of the agreement aforesaid, closing will occur prior to December 31, 2010.  After the foregoing transaction is completed, there will be 48,769,141 shares of our common stock outstanding.

ITEM 9.01                      EXHIBITS AND FINANCIAL STATEMENTS.

Exhibit	Document Description

10.1	Agreement with Entertainment Arts Research, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 9th day of December 2010.

VIRTUAL MEDICAL INTERNATIONAL, INC.
(the "Registrant")

BY:	MARC SALLS
Marc Salls
President